FICO Announces Earnings of $1.04 per Share for Third Quarter Fiscal 2018

Revenues of $260 million vs. $231 million in prior year

SAN JOSE, Calif., July 26, 2018 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its third fiscal quarter ended June 30, 2018.

Third Quarter Fiscal 2018 GAAP Results
Net income for the quarter totaled $32.4 million, or $1.04 per share, versus $25.2 million, or $0.78 per share, reported in the prior year period.

Net cash provided by operating activities for the quarter was $85.1 million versus $72.0 million in the prior year period.

Third Quarter Fiscal 2018 Non-GAAP Results
Non-GAAP Net Income for the quarter was $47.1 million vs. $37.4 million in the prior year period. Non-GAAP EPS for the quarter was $1.51 vs. $1.16 in the prior year period. Free cash flow for the quarter was $72.0 million vs. $66.8 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Third Quarter Fiscal 2018 GAAP Revenues
The company reported revenues of $259.5 million for the quarter as compared to $231.0 million reported in the prior year period.

"We delivered another solid quarter," said Will Lansing, chief executive officer. "We drove record revenues even as we continue our transition to more recurring revenues. We continue to execute on our strategy, and remain well positioned for the future."

Revenues for the third quarter of fiscal 2018 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $141.6 million in the third quarter, compared to $133.8 million in the prior year quarter, up 6% from the prior year, primarily due to increased transactional revenue in Customer Communication Services, Originations Solutions and Customer Management Solutions; as well as increased license sales in Compliance Solutions and Originations Solutions.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, as well as business-to-consumer (B2C) service, were $92.1 million in the third quarter, compared to $69.5 million in the prior year quarter, an increase of 32%. B2B revenue increased 42% and B2C revenue increased 15% from the prior year quarter.
  Decision Management Software revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $25.8 million in the third quarter compared to $27.7 million in the prior year quarter, a decrease of 7%, due primarily to decreased upfront license sales.

Outlook
The company is reiterating its previously provided guidance for fiscal 2018:

Fiscal 2018 Guidance*
Revenues	$1.02 billion
GAAP Net Income	$140 million
GAAP EPS	$4.47
Non GAAP Net Income	$200 million
Non GAAP EPS	$6.38
*Guidance includes the estimated Excess Tax Benefit (ASU 2016-09) of $20.0 million, or $0.64 per share.

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its third quarter fiscal 2018 results and provide various strategic and operational updates. The call can be accessed at FICO's web site at www.fico.com/investors. A replay of the webcast will be available at our Past Events page through July 26, 2019.

About FICO
FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 165 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to protect such data, the failure to realize the anticipated benefits of any acquisitions, material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2017 and subsequent quarterly reports on Form 10-Q. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	September 30,
	2018	2017
ASSETS:
Current assets:
Cash and cash equivalents	$ 119,929	$ 105,618
Accounts receivable, net	182,419	168,586
Prepaid expenses and other current assets	32,944	36,727
Total current assets	335,292	310,931

Marketable securities and investments	28,641	25,515
Property and equipment, net	51,517	40,703
Goodwill and intangible assets, net	818,120	825,599
Other assets	53,500	52,872
	$ 1,287,070	$ 1,255,620

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 59,408	$ 51,614
Accrued compensation and employee benefits	75,218	77,610
Deferred revenue	60,587	55,431
Current maturities on debt	202,000	142,000
Total current liabilities	397,213	326,655

Long-term debt	556,713	462,801
Other liabilities	38,500	39,627
Total liabilities	992,426	829,083

Stockholders' equity	294,644	426,537
	$ 1,287,070	$ 1,255,620

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenues:
Transactional and maintenance	$ 195,491	$ 166,695	$ 565,348	$ 481,604
Professional services	43,209	43,871	131,913	128,698
License	20,805	20,420	55,423	68,662
Total revenues	259,505	230,986	752,684	678,964

Operating expenses:
Cost of revenues	78,390	69,793	231,268	211,921
Research & development	32,483	27,839	93,976	80,644
Selling, general and administrative	98,685	84,089	286,038	255,534
Amortization of intangible assets	1,571	3,365	5,043	9,997
Restructuring and acquisition-related	-	4,471	-	4,471
Total operating expenses	211,129	189,557	616,325	562,567
Operating income	48,376	41,429	136,359	116,397
Other expense, net	(6,635)	(6,098)	(19,859)	(19,275)
Income before income taxes	41,741	35,331	116,500	97,122
Provision for income taxes	9,380	10,104	24,565	8,910
Net income	$ 32,361	$ 25,227	$ 91,935	$ 88,212

Basic earnings per share:	$ 1.09	$ 0.82	$ 3.07	$ 2.85
Diluted earnings per share:	$ 1.04	$ 0.78	$ 2.93	$ 2.73

Shares used in computing earnings per share:
Basic	29,708	30,914	29,924	30,973
Diluted	31,161	32,224	31,341	32,340

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net income	$ 91,935	$ 88,212
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	22,329	27,427
Share-based compensation	54,631	43,546
Changes in operating assets and liabilities	(12,489)	10,826
Other, net	6,683	1,412
Net cash provided by operating activities	163,089	171,423

Cash flows from investing activities:
Purchases of property and equipment	(24,220)	(14,792)
Net activity from marketable securities	(2,504)	-
Other, net	-	(777)
Net cash used in investing activities	(26,724)	(15,569)

Cash flows from financing activities:
Proceeds from revolving line of credit	371,000	98,000
Payments on revolving line of credit	(480,000)	(57,000)
Payment on Senior Notes	(131,000)	-
Proceeds from issuance of senior notes	400,000	-
Proceeds from issuances of common stock	2,492	13,112
Taxes paid related to net share settlement of equity awards	(42,872)	(39,324)
Repurchases of common stock	(229,540)	(116,341)
Other, net	(7,869)	(1,238)
Net cash used in financing activities	(117,789)	(102,791)

Effect of exchange rate changes on cash	(4,265)	1,678

Increase in cash and cash equivalents	14,311	54,741
Cash and cash equivalents, beginning of period	105,618	75,926
Cash and cash equivalents, end of period	$ 119,929	$ 130,667

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Applications revenues:
Transactional and maintenance	$ 93,598	$ 87,443	$ 284,441	$ 258,337
Professional services	34,173	35,990	107,542	102,971
License	13,847	10,349	37,743	41,576
Total Applications revenues	$ 141,618	$ 133,782	$ 429,726	$ 402,884

Scores revenues:
Transactional and maintenance	$ 90,716	$ 68,376	$ 245,934	$ 190,256
Professional services	505	487	1,465	2,002
License	884	651	2,531	2,071
Total Scores revenues	$ 92,105	$ 69,514	$ 249,930	$ 194,329

Decision Management Software revenues:
Transactional and maintenance	$ 11,177	$ 10,876	$ 34,973	$ 33,011
Professional services	8,531	7,394	22,906	23,725
License	6,074	9,420	15,149	25,015
Total Decision Management Software revenues	$ 25,782	$ 27,690	$ 73,028	$ 81,751

Total revenues:
Transactional and maintenance	$ 195,491	$ 166,695	$ 565,348	$ 481,604
Professional services	43,209	43,871	131,913	128,698
License	20,805	20,420	55,423	68,662
Total revenues	$ 259,505	$ 230,986	$ 752,684	$ 678,964

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

GAAP net income	$ 32,361	$ 25,227	$ 91,935	$ 88,212
Amortization of intangible assets	1,571	3,365	5,043	9,997
Restructuring and acquisition-related	-	4,471	-	4,471
Stock-based compensation expense	18,882	14,315	54,630	43,546
Income tax adjustments	(5,484)	(7,272)	(15,357)	(17,801)
Excess tax benefit	(1,635)	(2,685)	(14,697)	(23,548)
Tax Cuts and Jobs Act	1,420	-	14,840	-
Non-GAAP net income	$ 47,115	$ 37,421	$ 136,394	$ 104,877

GAAP diluted earnings per share	$ 1.04	$ 0.78	$ 2.93	$ 2.73
Amortization of intangible assets	0.05	0.10	0.16	0.31
Restructuring and acquisition-related	-	0.14	-	0.14
Stock-based compensation expense	0.61	0.44	1.74	1.35
Income tax adjustments	(0.18)	(0.23)	(0.49)	(0.55)
Excess tax benefit	(0.05)	(0.08)	(0.47)	(0.73)
Tax Cuts and Jobs Act	0.05	-	0.47	-
Non-GAAP diluted earnings per share	$ 1.51	$ 1.16	$ 4.35	$ 3.24

Free cash flow
Net cash provided by operating activities	$ 85,079	$ 72,026	$ 163,089	$ 171,423
Capital expenditures	(13,109)	(5,189)	(24,220)	(14,792)
Dividends paid	-	-	-	(1,238)
Free cash flow	$ 71,970	$ 66,837	$ 138,869	$ 155,393

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related,excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measuresis not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

Fiscal 2018 Guidance

GAAP net income	$ 140
Amortization of intangible assets	7
Stock-based compensation expense	76
Income tax adjustments	(21)
Excess tax benefit	(20)
Tax Cuts and Jobs Act	17
Non-GAAP net income	$ 200

GAAP diluted earnings per share	$ 4.47
Amortization of intangible assets	0.22
Stock-based compensation expense	2.44
Income tax adjustments	(0.66)
Excess tax benefit	(0.64)
Tax Cuts and Jobs Act	0.54
Non-GAAP diluted earnings per share	$ 6.38

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and  free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com or Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com